                            RELIANCE NATIONAL (RN)
                   1996 KEY MANAGEMENT INCENTIVE PLAN (KMIP)
                        EFFECTIVE FOR POLICY YEAR 1996

                               Table of Contents

PARTICIPATION ..............................................    Page 2
ADMINISTRATION .............................................    Page 3
KMIP BONUS POOL ............................................    Page 4
PLAN YEAR ..................................................    Page 4
PRETAX OPERATING PROFIT ....................................    Page 5
POLICY YEAR NET INVESTMENT INCOME ..........................    Page 6
POLICY YEAR AVERAGE INVESTED ASSETS ........................    Page 7
VESTING ....................................................    Page 8
VESTING ADVISORY COMMITTEE .................................    Page 9
DISRTIBUTION SCHEDULE ......................................   Page 11
CHANGE OF CONTROL ..........................................   Page 12
PARTICIPANTS STATEMENTS ....................................   Page 13
MISCELLANEOUS ..............................................   Page 13

EXHIBITS
--------

     la & lb - Hypothetical Example of Distribution Schedule
     2 - Example of Participants Statement
     3 - Example of Investment Income Calculation

PARTICIPATION

Participation for the plan year is represented by units assigned to each participant at the inception of the plan year. Each plan year will contain 1,300 units in total. This total may be reduced for forfeitures as a result of voluntary or involuntary terminations, or maintained by a redistribution of forfeited units to other participants at the discretion of the C.E.O. of Reliance National with the approval of the C.E.O. of Reliance Insurance Group.

Units may be granted only to officers and key employees of RN selected by the Committee (as hereinafter defined).

Nothing in this Plan, nor in the instrument evidencing the grant of units, shall in any manner be construed to limit in any way the right of RN to terminate a participant's employment at any time, without regard to the effect of such termination on any rights such participant would otherwise have under this Plan, or give any right to such a participant to remain employed by RN in any particular position, or at any particular rate of compensation, or to receive a grant of units for any other plan year.



Reliance National
1996 Key Management Incentive Plan                                       Page 2

ADMINISTRATION

This Plan shall be administered by the Compensation Committee of the Board of Directors of Reliance Insurance Company or such body as may be designated by the Board of Directors of Reliance Insurance Company (the "Committee"). A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. The Committee shall have full and final authority to interpret this Plan and the instruments granting units hereunder (which instruments need not be identical), to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and, except as expressly provided to the contrary, to make all determinations necessary or advisable for the administration of this Plan (including, without limitation, determinations of pretax operating profits, policy year investment income, and all other financial calculations called for by this Plan). The Committee's determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, participants under the Plan.

No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for the willful misconduct or gross negligence of such member. The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee's duties under the Plan at RN's expense.

In making its determinations concerning the officers and key employees who shall receive grants under the Plan, as well as the number of units to be covered thereby and time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by the respective officers and key employees, their past, present and potential contribution to RN's success and such other factors as the Committee may deem relevant. The Committee shall also determine the form of instrument granting units hereunder and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of this Plan. The Committee may, in its discretion, waive any provisions of any grant, provided such waiver is not inconsistent with the terms of the Plan as then in effect.

The Plan may be terminated or amended at any time and from time to time by the Board of Directors of Reliance Insurance Company. No termination or amendment of this Plan, without the consent of the holder of any units then granted, may terminate such holder's units or materially and adversely affect such holder's rights thereunder.


Reliance National
1996 Key Management Incentive Plan                                      Page 3

KMIP BONUS POOL

The maximum bonus pool expressed as a percentage of policy year pretax operating profit (as defined) before bonuses for any plan year beginning on or after January 1, 1996 is 13 percent, subject to the limitation described in the following section.

The total of bonuses earned under all incentive plans of RN including KMIP, Regular MIP, and "Mini-MIP" may not exceed 13 percent of policy year pretax operating profits (as defined herein) before bonuses. The total of bonuses earned under all incentive plans of RN excluding KMIP may not exceed eight percent of calendar year GAAP pretax operating income before any provisions for bonus expenses. For example:

          1996 policy year projected pretax operating profit
            (before bonuses)                                    $ 100,000,000
                                                                -------------
          Limitation 13%                                           13,000,000

          Bonus earned under all other incentive plans (1)
          (Not to exceed 8% of calendar year GAAP pretax
          operating income before bonuses)                          7,000,000
                                                                -------------
          Maximum KMIP bonus pool                               $   6,000,000
                                                                =============


(1) This includes projected policy year earnings projected to ultimate for the Mini-Mip.

A total of 1,300 KMIP units will be issued for each plan year and allocated to participants by the RN CEO.

The bonus earned per unit for the plan year is equal to the KMIP bonus pool for the year divided by 1,300 units. In the above example, the amount earned per unit is equal to $4,615.00 ($6,000,000 / 1,300). If an individual was awarded 100 units, his/her share of the bonus pool would be $461,500 (100 units x $4,615 per unit).

PLAN YEAR

The term "plan year" comprises the period from January 1 to December 31 of the specified year during which an accounting will be made of premiums written and losses incurred on policies with effective dates from January 1 to December 31 of such year (termed "policy year").


Reliance National
1996 Key Management Incentive Plan                                       Page 4

PRETAX OPERATING PROFIT

Pretax operating profit for a plan year will be calculated on a policy year basis using statutory accounting principles as follows:

    Net policy year written premium
    (including retro, audit and
    similar adjustments)                                             $ XXXX
                                                                     ------

    Less:

       Net Policy year losses incurred                     $ XXXX
       Net Policy year loss expenses incurred              $ XXXX
       Net Calendar year underwriting expenses*            $ XXXX
                                                           ------    ------
       Underwriting gain (loss)                                        XXXX
       Plus: Policy year cumulative net investment income
       (excluding realized capital gain or loss)                       XXXX
                                                                       ----
       Total                                                         $ XXXX
                                                                     ------
       Plus: Other calendar year income
       (excluding realized capital gain/loss)                          XXXX
       Less: Other calendar year expenses
       (including policy year policyholder dividends)                $ XXXX
                                                                     ------
       Pretax operating profit                                       $ XXXX

                                                                     ======

       * Defined as the sum of calendar year operating expenses and acquisition expenses.

          - Operating expenses exclude all bonuses recorded under all incentive plans of Reliance National during the year.

          - Acquisition expenses are determined by multiplying the calendar year acquisition expense ratio by the policy year written premium.

Pretax operating profit for a plan year will be recalculated at the end of subsequent calendar years. Policy year losses and loss adjustment expenses incurred will be based on loss and loss expense ratios provided by the Corporate Actuarial Department under the supervision of Reliance Insurance Company's Chief Actuary.

Reasonable allocations will be made by Reliance Insurance Company to RN for Reliance Insurance Company's corporate overhead under the normal allocation methods.


Reliance National
1996 Key Management Incentive Plan                                       Page 5

POLICY YEAR NET INVESTMENT INCOME

Policy year net investment income will be calculated by multiplying the average portfolio yield (excluding realized or unrealized capital gains or losses), net of investment expenses per Reliance's statutory Consolidated Annual Statement for the calendar year which coincides with the plan year, by the average policy year invested assets (as defined) of RN for each calendar year. For example, for plan year 1996 the yield determined from the calendar year 1996 consolidated statutory statement would be used. This yield will be used in all subsequent calendar years to determine policy year net investment income for plan year 1996.


   For example:                                     Calendar Year

                                                                  1999-
                                                1996  1997  1998  2004   Total

   Average Invested Assets (RN)
   Policy Year l996                             xxxx  xxxx  xxxx  xxxx    xxxx

   Reliance Insurance Company Portfolio
   Yield Per l996 Consolidated Annual
   Statement (yield for illustrative
   purposes only)                                 7%    7%    7%    7%


   Policy Year Investment Income:

   (Yield x Invested Assets)                    xxxx  xxxx  xxxx  xxxx    xxxx



Policy year investment income for the plan year is calculated on a cumulative basis for nine calendar years.


Reliance National
1996 Key Management Incentive Plan                                       Page 6

POLICY YEAR AVERAGE INVESTED ASSETS

Average invested assets for each policy year will be calculated as described below.

Invested assets shall be equal to cumulative net cash flow from operations including cash flow from underwriting, other income and expenses, net investment income and federal income taxes and assumed shareholder dividends from accumulated surplus. In determining cash flow, identifiable Reliance National balance sheet accounts as of the close of the calendar year which coincides with the policy year shall be allocated wholly to the current policy year unless other reasonable estimation methods are available to allocate balance sheet accounts.

In determining cash flow a dividend to shareholders of 10% of ending calendar year surplus (if any) shall be assumed.

Average invested assets for each calendar year is equal to the beginning and ending invested asset balances divided by 2.

An example of the calculation of net invested assets is contained in Exhibit 3.


Reliance National
1996 Key Management Incentive Plan                                       Page 7

VESTING

Participants will become vested (subject to the provisions of the next paragraph) based upon completing the years of employment as set in the following standard vesting schedule:


                                     Number of Years
Plan year plus           1    2    3    4    5    6    7    8
Cumulative vesting

percentage             10%  30%  50%  60%  70%  80%  90%  100%


A participant who is an employee of Reliance National when a change in control (as hereinafter defined under CHANGE OF CONTROL) of Reliance National occurs will become fully vested in the units awarded to him for all plan years. A participant whose employment terminates for reasons of death or total disability, as defined in the benefit plans of Reliance National, will become fully vested in the units awarded to him for all plan years. A participant whose employment terminates by reason of normal retirement, as defined in the benefit plans of Reliance National, will fully vest in the units awarded to him for all plan years preceding the year of retirement and will vest in that percentage of the units awarded to him for the plan year in which he retires which equals the number of months of employment completed during the plan year divided by 12. If
(1) a participant's employment terminates for any reason other than death, total disability or normal retirement and (2) the participant has not become fully vested in the units awarded to him as a result of a change in control, then the number of units in which the participant is vested (if any) for each plan year will be determined by the Chief Executive Officer of Reliance National with the non-binding advice of the Vesting Advisory Committee.


Reliance National
1996 Key Management Incentive Plan                                    Page 8

VESTING ADVISORY COMMITTEE

The Vesting Advisory Committee shall consist of five rotating members. The CEO of Reliance National will appoint the five rotating members from among the MIP participants. Each rotating member will serve a term of two years.

The purpose of the Vesting Advisory Committee is to make a non-binding recommendation to the CEO of Reliance National whether the standard vesting schedule contained in the Plan shall be followed with respect to a participant who: (1) terminates from the Company for any reason other than a termination by death, total disability or normal retirement and (2) has not become fully vested in the units awarded to him as a result of a change in control. In determining the recommendation whether to follow the standard schedule, the Vesting Advisory Committee shall consider:

    The reasons for the participant's termination,

    The past performance of the participant,

    The past contributions of the participant to Reliance National,

    The future employer of the participant and

    Any other factors the committee shall deem relevant.

The recommendation of the Committee shall be by a simple majority and the decision of the CEO of Reliance National with respect thereto shall be absolute,

final and binding on all parties including, without limitation, participants under the plan. The CEO of Reliance National may in his sole and absolute discretion, specify conditions for the receipt by a terminating participant (other than a participant who has fully vested in the units awarded to him as a result of a change in control) of any payments under the Plan, including but not limited to requiring the terminating participant to enter into a written Non-compete or Noninterference Agreement with Reliance National. Such agreement, if any, will be binding on all parties.

In the event that a member of the Committee terminates from Reliance National, the CEO of Reliance National shall appoint another rotating member to serve on the Committee to participate in the recommendation of the application of the vesting schedule with respect to the terminating participant Vesting Schedule.

In the event the CEO of Reliance National is unavailable, or that office is vacant, the Chairman of the Reliance Insurance Group will act in his place.


Reliance National
1996 Key Management Incentive Plan                                      Page 9

Neither the CEO of Reliance National nor any member of the Vesting Advisory Committee shall be liable for anything done or omitted to be done in connection with the Plan, except for his or her own willful misconduct or gross negligence.


Reliance National
1996 Key Management Incentive Plan                                      Page 10

DISTRIBUTION SCHEDULE

Participation units will be paid as shown below after the end of the years indicated (except as provided to the contrary in the next paragraph and in the second paragraph under CHANGE OF CONTROL):


Plan year plus           1    2    3    4    5    6    7    8

Cumulative Percentage  10%  30%  50%  60%  70%  80%  90%  100%
Distribution of Projected
Ultimate Awards


In the event a participant's employment terminates by reason of death, his or her estate shall receive within 90 days following the date of death the net present value (using a discount rate equal to the then prime lending rate of Chase Manhattan Bank), less any advance payments previously made, for all units for all policy years in which he or she was a participant. The basis for valuing the outstanding units for each policy year will be the projected final value for each policy year which is outstanding.

In all cases, distributions will be adjusted for any prior distributions or advances paid and for losses from other plan years as described in the next paragraph. Any calculated overpayments for a plan year are not refundable by a participant except to offset amounts due the participant for other plan years.

Amounts due a participant in accordance with the distribution schedule above will be offset by losses from other plan years in which the participant was a member of KMIP. For example, in Exhibit l.a the plan experienced an operating loss before bonuses of $50 million in plan year 1997. The loss per unit of $5,000 calculated on the pretax loss of $50 million before other bonuses earned is deducted from amounts per unit due for other plan years in accordance with the distribution schedule until absorbed (see exhibit l.b).

The above applies only when the plan experiences an operating loss before other bonuses earned. In the example in Exhibit l.a, all other bonuses earned exceeded the maximum bonus pool for plan year 1995, therefore no amounts are allocable to the KMIP. This excess is not deducted from amounts due for other plan years because the plan did not experience an operating loss in 1995.


Reliance National
1996 Key Management Incentive Plan                                      Page 11

CHANGE OF CONTROL

In the event of a change of control of Reliance National, whether directly or indirectly (including, for example, through the sale of Reliance Insurance Company or Reliance Group Holdings, Inc.), any successor to all or substantially all of the business or assets of Reliance National or Reliance Insurance Company shall assume all liabilities to participants under this Plan and perform all duties and responsibilities in the same manner that would have been required of Reliance National and Reliance Insurance Company if no such change had taken place, and all participants will automatically become fully (100%) vested for all plan years.

In the event the employment of a participant (a) is terminated by Reliance National within 18 months following a change of control without Cause or (b) is terminated by the participant within 18 months following a change of control with Good Reason, he/she shall receive within 90 days following the date of his/her termination the net present value (using a discount rate equal to the then prime lending rate of Chase Manhattan Bank) less any advance payments made for all units for all policy years in which he/she was a participant. The basis for valuing the outstanding units for each policy year will be the projected final value for each policy year which is outstanding.

For purposes of this section, Cause shall be defined as: (1) conviction of a crime, (2) material and deliberate violation of Reliance National's Code of Conduct or (3) dishonest acts in connection with the participant's employment by Reliance National. For purposes of this section, Good Reason shall be defined as a reduction in the participant's authority, duties, responsibilities or title (as determined by the participant in his reasonable judgment), any reduction in his/her compensation, or any change caused by Reliance in his/her office location of more than 35 miles from its location on the date of the change of control.


Reliance National
1996 Key Management Incentive Plan                                      Page 12

PARTICIPANT STATEMENT

Each participant shall be provided a statement of his/her account for each plan year showing actual and projected amounts earned, paid and payable. See exhibit 2 for an example of the report to be provided.

MISCELLANEOUS

No award under this Plan shall be considered as compensation in calculating any insurance, pension or other benefit for which the recipient is eligible unless any such insurance, pension or other benefit is granted under a plan which expressly provides that compensation under this Plan shall be considered as compensation under such plan.

Reliance National
1996 Key Management Incentive Plan                                      Page 13

                                                                    EXHIBIT 1.a
                                                                    -----------
HYPOTHETICAL EXAMPLE
OF DISTRIBUTION SCHEDULE
------------------------
($000's omitted - except per unit amounts)

                                                Policy Years
                              ------------------------------------------------
                                1995     1996      1997       1998      1999
                              ------------------------------------------------
Projected Ultimate Pretax
 Operating Income - Before
 Bonuses:                      50,000   120,000   (50,000)   150,000   170,000
                              ------------------------------------------------

Maximum Bonus Pool @ 13%:       6,500    15,600    (6,500)    19,500    22,100

All Other (non-KMIP)
 Bonuses Earned:                8,000     8,000     5,000     10,000    12,000
                              ------------------------------------------------
Remainder Available for
 KMIP Bonus:                   (1,500)(a) 7,500   (11,500)     9,500    10,100
                              ================================================

KMIP Bonus Earned Per Unit          0(a)  5,846    (5,000)(b)  7,308     7,759
                              ================================================

  (a) Since all other bonuses earned exceeded the maximum bonus pool, the KMIP bonus is $0. Because the profit center pretax operating income is a profit this excess is not deducted from amounts due for other years.


  (b) Since the profit center ultimate pretax operating income is a loss for 1997 this loss must be deducted from other policy years.

      Projected Ultimate Pretax Operating Loss:       (50,000)
      All Other Bonuses                                (5,000)
                                                      --------
      Projected Utimate Pretax Operating Loss:        (55,000)
                                                      ========

      Amount Deducted From Other Policy Years:
      13% of $50,000 (the loss before all other
      bonuses earned)                                  (6,500)
                                                      ========

Amount Deducted Per Unit ($6.5 million / 1300 units):  (5,000)
                                                      ========

                    EXHIBIT 1.b

HYPOTHETICAL EXAMPLE
DISTRIBUTION PAID PER UNIT

Distribution                                         Calendar Year
Schedule             -------------------------------------------------------------------------------
Cumulative (A)         1995    1996    1997     1998     1999     2000     2001     2002      2003
---------------      -------------------------------------------------------------------------------

Plan Years 1995         0%     10%    30%       50%      60%     70%      80%      90%       100%
           1996                 0%    10%       30%      50%     60%      70%      80%        90%
           1997                        0%       10%      30%     50%      60%      70%        80%
           1998                                  0%      10%     30%      50%      60%        70%
           1999                                           0%     10%      30%      50%        60%


Ultimate
Bonus Earned (B)
----------------

Plan Years 1995                  0       0        0        0        0        0        0         0
           1996                      5,846    5,846    5,846    5,846    5,846    5,846     5,846
           1997                              (5,000)  (5,000)  (5,000)  (5,000)  (5,000)   (5,000)
           1998                                        7,308    7,308    7,308    7,308     7,308
           1999                                                 7,769    7,769    7,769     7,769

Distribution Due
Cumulative (C)
----------------
(C = A x B)

Plan Years 1995                  0       0        0        0        0        0        0         0
           1996                        585    1,754    2,923    3,508    4,092    4,677     5,262
           1997                                (500)  (1,500)  (2,500)  (3,000)  (3,500)   (4,000)
           1998                                          731    2,192    3,654    4,385     5,115
           1999                                                   777    2,331    3,885     4,662

Net                  --------------------------------------------------------------------------------
Cumulative Payable               0     585    1,254    2,154    3,977    7,077    9,446    11,038

Less
Cumulative Paid *                0       0      585    1,254    2,154    3,977    7,077     9,446

Cumulative            -------------------------------------------------------------------------------
Balance Due                      0     585      669      900    1,823    3,100    2,369     1,592
                      ===============================================================================

* Payment is generally made in February of the succeeding year.

Reliance National KMIP
Status as of December 31, 1996

                                                              Exhibit 2

                                                         (Hypothetical)


1996 Plan Year

                                             Actual             Projected
                                             as of             Ultimate to
                                            12/31/96             12/31/04
                                           -----------          -----------
Written Premium                            935,028,000          935,028,000
Policy Year Earned Premium                 467,514,000          935,028,000
Loss & Lae                                 337,545,108          675,090,216
Expense                                    265,470,884          265,470,884
                                          ------------         ------------
Underwriting Gain (Loss)                  (135,501,992)          (5,533,100)
Investment Income                           17,592,477          120,965,069
                                          ------------         ------------
Pretax Profit                             (117,909,515)         115,431,969
                                          ============         ============
  Loss Ratio                                      72.2%                72.2%
  Expense Ratio                                   28.4%                28.4%
                                          ------------         ------------
  Combined Ratio                                 100.6%               100.6%
  Investment Income                                1.9%                12.9%
                                          ------------         ------------
  Pretax Profit                                   98.7%                87.7%
                                          ============         ============




Bonus Calculation                                         @ 12/31/96     Per Unit      @ 12/31/04     Per Unit
                                                         -----------------------------------------------------
  Cumulative Bonus Earned  (Pretax X 13%)                         0                    15,006,156
  Less: bonuses paid under all other plans                8,300,000                     8,300,000
                                                         -----------------------------------------------------
  Adjusted Award (Available for KMIP)                    (8,300,000)     0              6,706,156     5,159


  Cumulative Bonus Payable                                        0      0
  Cumulative Paid/Advanced                                        0      0
                                                         -----------------
  Balance Payable                                                 0      0
                                                         =================



                                          Projected
                                  Payable   Earned    Paid   Payable in   Payable in  Payable in  Payable in  Payable in  Payable in
Participants   Units   Earned  @ 12/31/96  To 2004    1997     1998         1999        2000        2001        2002        2003
------------------------------------------------------------------------------------------------------------------------------------
Bonus Per Unit         0       0           5,159        0        516         1,032      1,032        516         516          516
Individual     65      0       0         335,308        0     33,531        67,062     67,062     33,531      33,531       33,531

                                                           Total
                               Payable in   Payable in     Award
Participants                      2004        2005        PY 1996
-----------------------------------------------------------------
Bonus Per Unit                        516       516         5,159
Individual                         33,531    33,531       335,308

                                                                  Exhibit 3
                                                                  (Hypothetical)
Reliance National KMIP
Plan Year 1996
Investment Income Calculation
Cash Flow Method:
----------------------------

Cash Flow                             1996       1997       1998       1999       2000        2001       2002       2003      2004
---------                             ----       ----       ----       ----       ----        ----       ----       ----      ----
  Premiums Written                 935,028
  Change in Rec                    273,701   (105,894)    (41,956)  (40,856)   (40,856)     (6,738)     (2,338)   (2,338)   32,726

  Net Premiums
    Collected          (+)         661,327    105,894      41,956    40,856     40,856       6,738       2,338     2,338    32,726
  Losses Paid          (-)         105,314    132,993     102,614    83,711     61,433      42,531      29,704    20,928    14,177
  Expenses Paid        (-)         265,471          0           0         0          0           0           0         0         0
  Imprest Funds        (-)          70,000    (70,000)
  Reinsurance
    Recoverables       (-)         100,000   (100,000)
  Advances to TPA's    (-)          55,000    (55,000)
  Other Liab           (+)         450,000   (450,000)
  Fixed assets         (-)           4,000     (1,250)     (1,000)   (1,000)      (500)       (250)          0         0         0
                                   -------------------------------------------------------------------------------------------------
  Cash Flow                        511,542   (250,849)    (59,658)  (41,855)   (20,077)    (35,543)    (27,366)  (18,590)   18,549

  Net Inv. Income                   17,592     26,400      16,086    13,567     12,161      10,745       8,999     7,680     7,735
  Income Taxes                      (7,876)   (35,853)       (507)    1,989       (601)       (851)        683    (1,353)   (3,092)
  Paid Surplus
    Dividend                                                 (722)   (2,017)    (2,837)     (3,436)     (3,968)   (4,152)   (4,166)
  Paid Bonus                             0          0        (501)   (1,001)    (1,001)       (501)       (501)     (501)     (501)
                                   -------------------------------------------------------------------------------------------------
  Net Cash Flow                    521,259   (260,303)    (45,302)  (29,317)   (12,355)    (29,586)    (22,154)  (16,916)   18,525

Investment Income
-----------------
  Invested Assets
     (Beginning)                         0    521,259     260,956   215,654    186,337     173,981     144,396   122,242   105,326
  Invested Assets
     (Ending)                      521,259    260,956     215,654   186,337    173,981     144,396     122,242   105,326   123,851
  Avg. Invested Assets             260,629    391,107     238,305   200,995    180,159     159,188     133,319   113,784   114,588
  Rate                               6.75%      6.75%       6.75%     6.75%      6.75%       6.75%       6.75%     6.75%     6.75%
  Net Investment
    Income                          17,592     26,400      16,086    13,567     12,161      10,745       8,999     7,680     7,735
                                 -------------------------------------------------------------------------------------------------

Balance Sheet
-------------
  Assets
  Net Inv. Assets                  521,259    260,956     215,654   186,337    173,981     144,396     122,242   105,326   123,851

  Imprest Funds                     70,000
  Reins Recoverables               100,000
  Advances to TPA's                 55,000
  Receivables                      273,701    167,807     125,851    84,995     44,139      37,401      35,064    32,726         0
  Fixed assets                       4,000      2,750       1,750       750        250           0           0         0         0
                                 -------------------------------------------------------------------------------------------------

  Total                          1,023,959    431,513     343,255   272,082    218,370     181,797     157,306   138,052   123,851
                                 -------------------------------------------------------------------------------------------------
                                 -------------------------------------------------------------------------------------------------

  Liabilities
  UPR                              467,514
  Accrued Bonus                          0      1,668       1,865     1,452        978         944         833       666       501
  Reserves                         232,231    436,783     334,170   250,458    189,025     146,495     116,791    95,863    81,686
  Accrued Dividend
  Other                            450,000
                                 -------------------------------------------------------------------------------------------------
  Total                          1,149,745    438,451     336,035   251,911    190,004     147,438     117,624    96,529    82,187
                                 -------------------------------------------------------------------------------------------------
                                 -------------------------------------------------------------------------------------------------
  Surplus                         (125,786)    (6,939)      7,220    20,171     28,367      34,359      39,682    41,524    41,664
                                 -------------------------------------------------------------------------------------------------
                                 -------------------------------------------------------------------------------------------------

Surplus Reconciliation
----------------------
  Beginning of Year                      0   (125,786)     (6,939)    7,220     20,171      28,367      34,359    39,682    41,524
  Pretax Income                   (117,910)   156,369      16,086    13,567     12,161      10,745       8,999     7,680     7,735
  Taxes                             (7,876)   (35,853)       (507)    1,989       (601)       (851)        683    (1,353)   (3,092)
  Paid Surplus
    Dividend                                                 (722)   (2,017)    (2,837)     (3,436)     (3,968)   (4,152)   (4,166)
  Earned Award                                 (1,668)       (698)     (588)      (527)       (466)       (390)     (333)     (335)
                                 -------------------------------------------------------------------------------------------------
  End of Year                     (125,786)    (6,939)      7,220    20,171     28,367      34,359      39,682    41,524    41,664
                                 -------------------------------------------------------------------------------------------------
                                 -------------------------------------------------------------------------------------------------

Dividend Calculation
--------------------
  Pre Dividend Surplus            (125,786)    (6,939)      7,220    20,171     28,367      34,359      39,682    41,524    41,664
  Dividend as %:         10.00%
                         ------
  Dividend as $:                         0          0         722     2,017      2,837       3,436       3,968     4,152     4,166
                                 -------------------------------------------------------------------------------------------------
                                 -------------------------------------------------------------------------------------------------